UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2008

Walter Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 30, 2008, Walter Industries, Inc., (“Walter”), a Delaware corporation, announced that on September 30, 2008, it, along with its direct wholly owned subsidiary, JWH Holding Company, LLC (“Spinco”), a Delaware limited liability company, had entered into (i) an Agreement and Plan of Merger (the “Merger Agreement”) with Hanover Capital Mortgage Holdings, Inc. (“HCM”), a Maryland corporation, and (ii) a voting agreement (the “Voting Agreement”) with Spinco, Mr. John Burchett, Ms. Irma Tavares and Amster Trading Company and Ramat Securities LTD (collectively, the “Amster Parties”).  These agreements were entered into in connection with the proposed separation of Walter’s financing segment, including certain related insurance businesses, which currently is directly owned by Spinco, from Walter through a series of transactions culminating in a distribution (the “Distribution”) of the limited liability interests in Spinco to a third party exchange agent on behalf of Walter’s stockholders, and the subsequent merger of Spinco into HCM, with HCM continuing as the surviving corporation.

Merger Agreement

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Spinco will merge into HCM. Following completion of the merger, the separate existence of Spinco will cease and HCM will continue as the surviving corporation. As a result of the merger, and subject to certain adjustments, Walter stockholders will collectively own approximately 98.5%, and HCM stockholders will collectively own approximately 1.5%, of the outstanding shares of common stock of the surviving corporation on a fully-diluted basis.  In the merger, every 50 shares of HCM common stock outstanding immediately prior to the effective time of the merger will be combined into one share of the surviving corporation common stock. Upon the completion of the merger, each outstanding option to acquire shares of HCM common stock and each other outstanding incentive award denominated in or related to HCM common stock, whether or not exercisable, will be converted into an option to acquire shares of or an incentive reward denominated in or related to the surviving corporation’s common stock, in each case appropriately adjusted to reflect the exchange ratio and will, as a result of the merger, become vested or exercisable.  The Board of Directors of HCM has unanimously approved the merger, on the terms and conditions set forth in the Merger Agreement.

The Merger Agreement provides that in connection with the merger the surviving corporation will be renamed “Walter Investment Management Corporation”.  Following the merger, the Board of Directors of the surviving corporation will be comprised of seven directors divided equally (or as nearly as possible) into three classes, with six directors designated by Spinco and one director designated by HCM, who is currently designated to be John Burchett, HCM’s current President and Chief Executive Officer.  Following the merger, Mark J. O’Brien, current Chief Executive Officer of Spinco, will become Chairman and Chief Executive Officer of the surviving corporation and Charles E. Cauthen, currently President of Walter Mortgage Company, will become the surviving corporation’s President and Chief Operating Officer.   Mr. John Burchett and Ms. Irma Tavares, HCM’s current Chief Operating Officer, will serve in a senior management capacity at the surviving corporation or one or more of its subsidiaries with an initial focus on generating fee income through HCP 2, HCM’s principal taxable REIT subsidiary.

The Merger Agreement contains customary representations, warranties and covenants made by the parties, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice during the period between the execution and delivery of the Merger Agreement and the consummation of the merger and (ii) not to engage in certain kinds of transactions during such period.

Consummation of the merger is subject to customary closing conditions, including the absence of certain legal impediments to the consummation of the merger, the approval of the merger, the Merger Agreement and certain other transactions by HCM’s stockholders, the effectiveness of certain filings with the Securities and Exchange Commission, the continued qualification of HCM as a real estate investment trust under the Internal Revenue Code of 1986, as amended (a “REIT”), the receipt of rulings on the transactions and other matters from the Internal Revenue Service, the receipt of certain tax opinions and opinions related to the Investment Company Act of

1940, the consummation of the Distribution, the consummation immediately prior to the merger of the transactions contemplated by exchange agreements between HCM and the current holders of the outstanding trust preferred securities of Hanover Statutory Trust I (“HST I”) and Hanover Statutory Trust II (“HST II”), pursuant to which HCM will acquire those trust preferred securities and subsequently retire the unsecured junior subordinated deferrable interest notes due 2035 issued by HCM to HST I in March 2005 and the fixed/floating rate junior subordinated debt securities due 2035 issued by HCM to HST II in November 2005, and the amendment and restatement of HCM’s charter and by-laws as specified in the Merger Agreement.  The Merger Agreement and the merger and related transactions do not require the approval of Walter’s stockholders. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, Walter or HCM, as the case may be, could be required to pay to the other party a termination fee in the amount of $3 million or $2 million.

Voting Agreement

Simultaneously with the execution and delivery of the Merger Agreement, HCM, Walter, Spinco, Mr. John Burchett, Ms. Irma Tavares and the Amster Parties, entered into a Voting Agreement, pursuant to which each of Mr. Burchett, Ms. Tavares and the Amster Parties is required to, among other things, vote their shares of HCM common stock in favor of the Merger Agreement and related transactions at any meeting of HCM’s stockholders.

************************

The foregoing descriptions of the merger and the Merger Agreement and the Voting Agreement and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement and the Voting Agreement (collectively, the “Agreements”), which are filed as Exhibits 2.1 and 2.2 hereto, and incorporated into this report by reference.

All stockholders of Walter are urged to read the Agreements carefully and in their entirety. The Agreements have been included to provide you with information regarding their terms. They are not intended to provide any other factual information about Walter, Spinco or HCM. Such information can be found elsewhere in the public filings that each of Walter and HCM makes with the Securities and Exchange Commission (“SEC”), which are available without charge at www.sec.gov.  In addition, documents filed by Walter with the SEC may be obtained free of charge by requesting them in writing from Walter Industries, Inc. 4211 W. Boy Scout Boulevard, Tampa, FL 33607.

The Agreements contain representations and warranties that Walter, Spinco and HCM, as the case may be, made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the contract. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The assertions embodied in the representations and warranties found in the Merger Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, you should read the representations and warranties in the Agreements not in isolation but in conjunction with the other information about Walter and HCM and their subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Item 8.01               Other Events

On September 30, 2008, Walter issued a press release announcing, among other things, the execution and delivery of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information provided pursuant to this Item 8.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Forward-Looking Statements. This report contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements relate to, among other things, the proposed merger and the combined company and involve risks and uncertainties. Actual results could differ from those currently anticipated due to a number of factors. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance as to the timing of the closing of the merger, or whether the merger will close at all.  Investors and security holders may obtain free copies of documents filed by HCM and Walter with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Walter at www.walterind.com and by HCM at www.hanovercapitalholdings.com. Neither Walter nor HCM assumes any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information and Where to Find It. In connection with the proposed merger, HCM intends to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement.  Investors and security holders are urged to read these materials when they become available because they will contain important information about the merger, including information about the parties. The proxy statement/ prospectus and other relevant materials (when they become available), and any other documents filed by Walter or HCM with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by directing a written request to: Hanover Capital Mortgage Holdings, Inc. 200 Metroplex Drive, Suite 100, Edison, NJ 08817. Investors and security holders are urged to read the proxy statement/ prospectus and the other relevant materials when they become available before making any investment decision with respect to the merger.

No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of September 30, 2008, by and among Hanover Capital Mortgage Holdings, Inc., Walter Industries, Inc. and JWH Holding Company, LLC.
2.2

Voting Agreement, dated as of September 30, 2008, by and among Hanover Capital Mortgage Holdings, Inc., Walter Industries, Inc., JWH Holding Company, LLC, John Burchett, Irma Tavares, Amster Trading Company and Ramat Securities, LTD.

99.1	Press Release dated September 30, 2008, Walter Industries, Inc. Announces Plan to Separate Financing Business; Increases Share Repurchase Program by $50.0 million; Provides Business Update.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

Date: October 2, 2008	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice
President, Assistant General Counsel and Secretary